CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Quarterly Report of Global Casinos, Inc. (the "Company") on Form 10-QSB/A-1 for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Clifford L. Neuman, Interim President of the Company, and Todd Huss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clifford L. Neuman
Clifford L. Neuman, Interim President,
March 2, 2006

/s/ Todd Huss
Todd Huss, Chief Financial Officer
March 2, 2006